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                                                                    EXHIBIT 10.1

                           PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT, made and entered into as of the 22nd day of March, 2006, which is the Effective Date (as herein defined), by, between and among CRAWFORD & COMPANY, a Georgia corporation ("Seller"), BUCKHEAD TRADING & INVESTMENT COMPANY, LLC, a Georgia limited liability company ("Purchaser"), RICHARD BOWERS & CO., a Georgia corporation ("Seller's Broker"), EASLAN CAPITAL OF ATLANTA, INC., a Georgia corporation ("Purchaser's Broker;" Seller's Broker and Purchaser's Broker are herein together referred to as "Broker"), and CALLOWAY TITLE AND ESCROW, L.L.C., a Georgia limited liability company ("Escrow Agent").

     In consideration of the agreements herein contained, the parties hereto agree as follows:

CONVEYANCE

     1. a. Seller agrees to sell and convey, and Purchaser agrees to purchase and take title to, all that tract or parcel of land lying and being in Fulton County, Georgia, and being more particularly described in EXHIBIT "A" attached hereto and by this reference made a part hereof, including all improvements, fixtures, rights, privileges, easements, hereditaments and appurtenances thereto belonging, and all right, title and interest of Seller in and to the land lying in the bed of any street, road or avenue, open or proposed, public or private, in front of or adjoining said property ("Property").

          b. At Closing Seller shall transfer and assign to Purchaser all of Seller's right, title and interest in and to all tangible and intangible property owned by Seller and used in connection with the Property, including, without limitation, all equipment, machinery, appliances, and other articles of personal property located on and used in connection with the operation of the Property, and all plans, specifications, surveys, permits, approvals and licenses issued by any governmental authorities pertaining to the ownership, operation, use or maintenance of the improvements on the Property, and all warranties, if any, relating to the construction, maintenance, repair or replacement of the improvements on the Property or any portion thereof (collectively, the "Personal Property"); provided, however, that the Personal Property shall not include the furniture (including employee workstations), office equipment, computers, office supplies, and other personal property used by Seller in connection with the operation of its business upon the Property.

EARNEST MONEY

     2. Purchaser will pay the sum of Fifty Thousand and No/100 Dollars ($50,000.00) ("Initial Deposit") to Escrow Agent within five (5) business days following the Effective Date. Provided Purchaser has not elected to terminate this Agreement during the Inspection Period pursuant to Paragraph 5 hereof, Purchaser shall deliver to Escrow Agent, within five (5) business days following the expiration of the Inspection Period, an irrevocable standby letter of credit addressed to Seller, as beneficiary, in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), conditioned for payment on delivery by Seller to the issuer of said letter of

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credit of a sight draft and an affidavit signed by an authorized corporate officer of Seller stating that the sale transaction has failed to close as a result of a default by Purchaser, which default has not been cured within the applicable cure period provided herein (said letter of credit, as increased pursuant to the provisions of this Agreement, being herein referred to as the "Letter of Credit"). The Letter of Credit shall otherwise be in a form reasonably satisfactory to Seller and Purchaser. Upon delivery by Purchaser to Escrow Agent of the Letter of Credit, Escrow Agent shall return the Initial Deposit to Purchaser. The failure of Purchaser to deliver a Letter of Credit to Escrow Agent within the time period provided herein, which failure is not cured within five (5) business days following receipt by Purchaser of written notice of such failure, shall be a default by Purchaser under this Agreement and shall entitle Seller to exercise its rights under subparagraph 15.b. hereof. The Initial Deposit and the Letter of Credit shall be held by Escrow Agent pursuant to the terms of the Special Stipulations attached hereto and incorporated herein. The Letter of Credit shall be returned to Purchaser at the Closing or shall be delivered to Seller for negotiation as specifically provided in this Agreement. All interest earned on the Initial Deposit shall belong to Purchaser.

PURCHASE PRICE AND PAYMENT

     3. The purchase price ("Purchase Price") of the Property shall be TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00) and shall, subject to adjustment by the pro-rations provided in this Agreement, be paid at Closing by wire delivery of funds through the Federal Reserve System to an account designated in writing by Seller.

CLOSING AND TITLE

     4. a. The transaction contemplated under this Agreement shall be consummated at a closing ("Closing") at the offices of Marks & Williams, LLC, Two Midtown Plaza, Suite 1150, 1349 West Peachtree Street, Atlanta, GA 30309. The Closing shall be held at 2:00 p.m. on May 22, 2006 ("Closing Date"). Possession of the Property shall be granted and delivered to Purchaser by Seller at Closing, free and clear of all leases, subleases and other occupancy rights of any person or entity, subject, however, to the rights of Seller under the "Lease," as defined in Section 10.k. hereof, which Lease shall be in the form attached hereto as EXHIBIT "B". At Closing Seller shall pay the cost to record any cancellations of existing monetary encumbrances, the State of Georgia Real Estate Transfer Tax and its attorney's fees. Purchaser and Seller shall each be responsible for 50% of the fee charged by the Escrow Agent to hold the Initial Deposit and the Letter of Credit (not to exceed a total of $250.00). Purchaser shall be responsible for all other closing costs.

     Purchaser shall have the right to extend the Closing Date to June 5, 2006, by sending notice to Seller not less than ten (10) days before the scheduled Closing Date and depositing with Escrow Agent the sum of $200,000.00 ("Extension Deposit"), or by delivering to Escrow Agent an amendment to the Letter of Credit increasing the amount thereof by $200,000.00. Seller shall cooperate with Purchaser if Purchaser elects to increase the Letter of Credit instead of depositing the Extension Deposit in cash. At Closing, the Extension Deposit (if deposited in cash) shall be delivered to Seller and credited against the Purchase Price. In the event Closing does not occur for any reason, the Extension Deposit shall follow the Letter of Credit; if the Letter of Credit is delivered to Seller, the Extension Deposit shall be paid to Seller; if the Letter of Credit is returned to Purchaser, the Extension Deposit shall also be returned to Purchaser.


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          b. At Closing, Seller shall convey to Purchaser "good and marketable fee simple title" to the Property, by Limited Warranty Deed, subject only to (i) the lien for ad valorem taxes for the calendar year of Closing, not yet due and payable, (ii) the Lease, and (iii) any other matters affecting title to the Property to which Purchaser fails to object or which Purchaser waives pursuant to subparagraph (c) below (collectively, the "Permitted Exceptions"). "Good and marketable, fee simple title" is hereby defined as title which is deemed marketable in accordance with the Title Standards of the State Bar of Georgia and is insurable by Chicago Title Insurance Company ("Title Company") at its standard rates pursuant to an ALTA Form-B Owner's Policy (latest revised version), in the amount of the Purchase Price, subject only to the Permitted Exceptions.

          c. Purchaser shall have twenty (20) days after the Effective Date in which to search title to the Property, and in which to furnish Seller with a written statement of any title objections affecting said title which are unacceptable to Purchaser. Purchaser's failure to specify in its notice any matters appearing of record on the effective date of Purchaser's initial title examination shall be deemed to be, and shall constitute, a waiver of any such objections; Purchaser's failure to timely deliver a notice shall be deemed to be, and shall constitute, a waiver of any such objections appearing of record on the last day such notice could have been given; and all such waived objections shall thereafter constitute Permitted Exceptions under this Agreement. Purchaser shall also have until Closing the right to re-examine title to the Property and to give Seller written notice of any new objections appearing of record between the effective date of Purchaser's initial title examination or the last day such notice could have been given, as the case may be, and the Closing. Seller shall have ten (10) days after receipt of any such objections to notify Purchaser in writing as to whether or not Seller will cure any such objection, and if Seller elects to cure any such objection, Seller shall satisfy or correct, at Seller's expense, such objection on or before the date of Closing. Failure of Seller to give such notice within such ten (10) day period shall be deemed an election not to cure such objection. In the event Seller does not elect to satisfy or cure any such objection of which it is timely notified, then, at the option of Purchaser, evidenced by written notice to Seller given within five (5) days after receipt of written notice of Seller's election, or within five (5) days after the expiration of said 10-day period, Purchaser may, as its sole remedy, elect either (i) not to close the transaction contemplated hereby, in which event the Initial Deposit or the Letter of Credit, as the case may be, shall be returned to Purchaser, and no party shall have any further rights or obligations hereunder, except with respect to the indemnities contained herein, or (ii) to close the transaction contemplated hereby and receive the instruments required herein from Seller irrespective of such title objections and without reduction of the Purchase Price (in which case such title objections shall become Permitted Exceptions hereunder). If Purchaser does not elect to proceed under either clause (i) or (ii), above, within said 5-day period, Purchaser shall be deemed to have elected to proceed under clause (ii) above. The Closing Date shall be extended if necessary to permit each party the full period of time set forth above to exercise its rights under this subparagraph. Anything contained in this Agreement to the contrary notwithstanding, Seller shall be obligated to pay off at the Closing and obtain a cancellation of any security deed, any lien placed on the Property by a contractor or subcontractor of Seller, any judgment encumbering the Property or any Federal or State tax lien (herein referred to as a "Monetary Encumbrance"). Purchaser shall not be required to object under this subparagraph to any Monetary Encumbrance as a condition to Seller's obligation to pay off and obtain a cancellation of such Monetary Encumbrance. If Seller does not pay off any Monetary Encumbrance at Closing, Purchaser shall


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have the right (in addition to its other rights and remedies under this
Agreement, at law or in equity) to do so, and deduct the payoff amount and the cost of doing so from the Purchase Price.

DUE DILIGENCE INFORMATION; INSPECTION PERIOD; TESTS; PRE-CLOSING ACTIVITIES; SURVEY

     5. a. Seller agrees to deliver to Purchaser, within three (3) business days following the Effective Date, the following items (to the extent such items are in Seller's possession or control): (a) copies of soil tests, engineering reports, and environmental tests, environmental audits, environmental assessments or environmental reports related to the Property, (b) all plans, specifications, engineering and mechanical data relating to the Property, including such items relating to tenant improvements, (c) copies of any title insurance policies covering the Property and any surveys of all or any portion of the Property, (d) true and correct copies of all authorizations issued by any governmental authorities, including permits, authorizations, approvals and licenses, true and correct copies of all documents and correspondence relating to impact fee credits, if any, and the results of any inspections, investigations, tests and studies with regard to zoning, building codes and other governmental regulations or entitlement matters, (e) copy of operating statements showing operating expenses for the Property for years 2003, 2004 and 2005, as well as monthly statements for the Property for 2006, and a list of the Personal Property, (f) to the extent available to Seller, all real property and other ad valorem tax bills and utility bills for the Property for the years 2003 and 2004 and monthly statements for 2005, including, to the extent available, receipts for all ad valorem taxes and special assessments assessed against the Property for the current calendar year and the three prior calendar years, and any information regarding current assessments on the Property or notices relative to change in valuation for ad valorem taxes, and (g) insurance certificates for the Property evidencing the coverage required under this Agreement (but excluding coverage relating to other properties). In addition, during the term of this Agreement Seller shall make available to Purchaser copies of any other non-proprietary and non-confidential information, documents and/or materials concerning the ownership, operation, construction, environmental condition, legal compliance, or physical condition of the Property (including any reports or studies disclosing any material defects in the Property or in the foundation, structural systems, roof, or the electrical, plumbing, heating, ventilating or air conditioning systems included in the Property) which Purchaser or Purchaser's lender may request and which are in Seller's possession or control (at no cost to Seller); provided, however, notwithstanding the proprietary or confidential nature of any such documentation, Seller shall be obligated to deliver such documentation if it relates to the condition of the Property or the subject matter of any representation, warranty or closing condition contained in this Agreement. During the Inspection Period, Seller shall also make available to Purchaser its employees with knowledge of the operations and management of the Property, for the purpose of inquiry by Purchaser with respect to any matter regarding the physical condition and operation of the Property. If Purchaser decides not to purchase the Property, Purchaser shall return to Seller all documents and other information provided by Seller to Purchaser within ten (10) days following the effective date of termination of this Agreement.

          b. Purchaser, its agents, contractors and representatives shall have the right, from the Effective Date until the Closing Date, to go on the Property to inspect and examine the Property, and to make soil tests, environmental studies, as well as engineering, architectural and


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additional inspections and studies at reasonable times; provided, however, that
Seller may condition any invasive testing, drilling, boring, or environmental testing of the Property upon such precautions as Seller reasonably deems advisable to protect itself and the Property. Purchaser acknowledges that Seller will be in possession of the Property during the term of this Agreement, and as a result Purchaser agrees that such tests, inspections and studies shall not unreasonably interfere with Seller's possession of the Property or the operation of Seller's business therein. Subject to the foregoing, Seller shall provide access to all parts of the Property, including the roof and all mechanical, boiler and engineering rooms. Purchaser shall notify Seller in advance and coordinate with Seller the timing of any interviews with Seller's employees and any site inspections and tests so as to minimize disruption of the operation of the Property. Provided, however, if Purchaser is delayed more than one (1) business day following Seller's receipt of such notice in its ability to perform any such inspections or tests, then the Inspection Period and the original and/or extended Closing Date shall be extended on a day-for-day basis by any such delay. Purchaser shall obtain or cause its consultants to obtain, and shall provide evidence to Seller of, a policy of commercial general liability insurance, issued by an insurer reasonably satisfactory to Seller, covering Purchaser and Seller on an occurrence basis in the amount of not less than $1 million in connection with any personal injury or property damage arising out of any investigative activity conducted by Purchaser on the Property. Purchaser shall pay all costs incurred in making any tests, surveys, analyses, and investigations of the Property, shall promptly repair and restore any damage caused by its tests and investigations, and shall indemnify and hold Seller harmless from and against any and all liens and claims which may arise as a result of the activities of Purchaser or Purchaser's agents, representatives, or designees on the Property, including without limitation any and all claims for death or injury to persons or properties arising out of or as a result of Purchaser or Purchaser's agents, representatives, or designees going upon the Property pursuant to the provisions of this Section or otherwise. Purchaser agrees to keep all information relating to the Property provided to Purchaser by Seller or obtained by Purchaser in the course of Purchaser's review and inspection provided for herein confidential until the Closing has occurred; provided, however, that such information may be disclosed to Purchaser's consultants, employees, attorneys and engineers who are assisting Purchaser with Purchaser's inspection and evaluation of the Property, to Purchaser's investors, existing or prospective lenders and joint venture partners, and to the extent required by subpoena by a court of competent jurisdiction or by a Governmental Authority. If Purchaser does not close, other than as a result of Seller's default, Purchaser shall, within ten (10) days after such termination, deliver copies of all due diligence materials Purchaser has obtained in connection with its inspection and examination of the Property to Seller. The terms of this subparagraph shall survive Closing and any rescission or termination of this Agreement.

          c. Purchaser shall have a period from the Effective Date through 11:59 p.m. on the thirtieth (30th) day following the Effective Date ("Inspection Period") to terminate this Agreement if Purchaser determines that the Property, any tests, studies or inspections, or any of the information provided by Seller to Purchaser pursuant to subparagraph 5.a. above is unsatisfactory, such determination to be made in Purchaser's sole and absolute discretion. If prior to the end of the Inspection Period, Purchaser gives Seller and Escrow Agent notice of termination that the Property, or any of the other items described above, is unacceptable, in Purchaser's sole and absolute discretion, this Agreement shall terminate, the Initial Deposit shall be returned to Purchaser (less the sum of $100.00 which shall be paid to Seller as consideration for the termination right granted herein) and, thereafter, none of the parties hereto shall have any


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further rights, duties or obligations hereunder, except with respect to the indemnities contained herein. If Purchaser does not give a notice of termination, this Agreement shall remain in full force and effect.

          d. Provided Purchaser does not terminate this Agreement during the Inspection Period, Purchaser shall have the right until the Closing Date to market the Property and, in connection therewith, Purchaser shall have the right to exhibit the Property to prospective purchasers, lenders, investors and other persons or entities with an interest in the Property during normal business hours and upon reasonable advance notice to Seller, provided that Purchaser or such other persons or entities do not interfere with Seller's possession of the Property or the operation of its business therein.

          e. Purchaser shall have the right (but not the obligation) to obtain, at Purchaser's expense prior to the end of the Inspection Period, a survey ("Survey") of the Property certified by a Georgia Registered Land Surveyor. The Survey shall be sufficient to allow the Title Company to delete the general survey exception from the Owner's Policy. In the event the Survey discloses any matters other than the Permitted Title Exceptions to which Purchaser objects, such matters shall be deemed to be Title Objections and the provisions of subparagraph 4.c. above shall apply. Seller shall deliver to Purchaser at Closing a Quitclaim Deed utilizing a legal description prepared from the Survey (in addition to the Limited Warranty Deed conveying the property described in EXHIBIT "A" attached hereto) if the legal description prepared from the Survey is different from the legal description attached hereto as EXHIBIT "A".

PRORATION OF TAXES; SERVICE CONTRACTS; OTHER LIABILITIES

     6. a. All real estate ad valorem taxes, annual special charges (e.g., street lighting, sewer, garbage collection, etc.) for the calendar year of Closing shall be prorated as of 11:59 p.m. on the day immediately prior to the Closing Date. If Closing shall occur before the tax rate is fixed for the current tax year, such taxes shall be apportioned on the basis of the tax rate for the preceding tax year applied to the latest assessed valuation; if such apportionment shall be incorrect based on the actual tax bill when issued, the party receiving the excess proration shall promptly reimburse the other to correct the malapportionment. All unpaid assessments applicable to the Property, including those arising between the Effective Date and the Closing Date, shall be paid at Closing by Seller, irrespective of when the same shall be due and payable. If additional taxes are assessed or reassessed against the Property after Closing for, or with respect to, any calendar year prior to the calendar year of Closing, Seller shall pay all such additional taxes to the appropriate taxing authority immediately following receipt of written demand therefor. Purchaser shall deliver to Seller copies of all tax bills received by Purchaser for any calendar years prior to the calendar year of Closing promptly following receipt thereof. If Seller does not pay such taxes to the appropriate taxing authority within ten (10) days following written demand therefor, Purchaser shall have the right, but not the obligation, to pay the same. If Purchaser elects to pay such taxes, Seller shall reimburse Purchaser on demand for all amounts paid, together with interest thereon from the date of demand until paid in full at the rate of twelve percent (12%) per annum.

          b. All operating expenses pertaining to the Property which are incurred by Seller or which accrue prior to Closing shall remain the liabilities of Seller; and Seller shall


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indemnify and hold harmless Purchaser from and against any loss, cost, damage or expenses arising from Seller's failure to pay or satisfy such liabilities.

          c. Seller shall hold harmless, indemnify and defend Purchaser from and against any and all losses, damages, and third party claims related to any death, bodily injury or property damage occurring on or at the Property arising prior to the Closing Date and resulting from any cause whatsoever, except to the extent caused by or resulting from the negligence or willful misconduct of Purchaser, its employees, contractors, agents or representatives.

          d. The provisions of this Paragraph shall survive Closing.

DAMAGE OR DESTRUCTION

     7. a. Until the Closing is consummated, the risk of ownership and loss of the Property shall belong to Seller. Seller shall maintain in full force and effect all policies of insurance now in force and insuring the Property, or any part thereof, against loss from damage or destruction thereto without any modifications; and in the event of any material damage or destruction thereto prior to Closing, Purchaser shall have the option to either: (i) terminate this Agreement, in which event Purchaser shall be entitled to a return of the Initial Deposit or the Letter of Credit, as the case may be, whereupon the parties hereto shall have no further rights or obligations hereunder, except with respect to the indemnities contained herein, or (ii) close this transaction, in which event Seller shall be entitled to receive the proceeds of such casualty insurance payable on account of such loss, damage or destruction to the extent necessary, and subject to an obligation to use such proceeds, for repair and restoration of the Property in accordance with the requirements of the Lease. Any remaining casualty insurance proceeds shall be paid to or credited to Purchaser at Closing. For avoidance of doubt, Seller (prior to Closing or, as "Tenant" under the Lease, after the Closing) shall be responsible for payment of any deductible amount. Notwithstanding anything to the contrary hereinabove provided, if such loss, damage or destruction occurs prior to Closing but would permit Seller to terminate the Lease if such loss, damage or destruction had occurred after the Closing, then Seller shall have the right to notify Purchaser that it will not enter into the Lease at Closing within twenty (20) days after the occurrence of such loss, damage or destruction (and in the event Seller does not elect to terminate the Lease, Seller shall be bound by such election after Closing). If Seller does not notify Purchaser of Seller's election within such 20-day period, Seller shall be deemed to have elected to terminate the Lease. Purchaser's election to terminate or not terminate shall be made within twenty
(20) days after the last to occur of (A) occurrence of such loss, damage or destruction to the Property, or (B) Purchaser's receipt of notice of such loss, damage or destruction to the Property; and the Closing Date shall be extended to permit Purchaser and Seller the full 20-day period to make their respective determinations. For purposes of this subparagraph 7.a., a "material" part of the Property means a casualty loss that would permit Seller, as "Tenant" under the Lease, to terminate the Lease. Anything contained in this Agreement to the contrary notwithstanding, if Seller elects to terminate the Lease, Purchaser shall have the right either (i) to terminate this Agreement and receive a full refund of the Earnest Money, or (ii) to close under this Agreement without the Lease.

          b. Seller represents and warrants to Purchaser that Seller is presently carrying and will maintain throughout the term of this Agreement commercial property insurance

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covering the building, fixtures, equipment, tenant improvements and betterments with coverage for perils insured under the ISO Causes of Loss-Special Form, with coverage extended for the perils of flood and earthquake, in an amount equal to full insurable replacement cost. Such insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, an ordinance and law endorsement, and debris removal coverage. Seller shall be entitled to receive any business interruption insurance, if any, payable in connection with losses occurring prior to the Closing Date.

CONDEMNATION

     8. Seller hereby represents and warrants to Purchaser that Seller has no knowledge of any action or proceeding pending, threatened or instituted for condemnation of any part of the Property by friendly acquisition or statutory proceeding. Seller agrees to give Purchaser prompt written notice upon learning of any such action or proceeding prior to Closing. Upon such notification Purchaser shall have the right, to be exercised within thirty (30) days of receipt of the notice thereof, to terminate this Agreement in which event Purchaser shall be entitled to receive a return of the Initial Deposit or the Letter of Credit, as the case may be, and none of the parties hereto shall have any further rights, duties or obligations hereunder, except with respect to the indemnities contained herein. If Purchaser does not elect to terminate, this Agreement shall remain in full force and effect and Seller will credit Purchaser at Closing with any monies received by Seller by reason of such taking and assign all of Seller's interest in and to any condemnation award or offers relating to the Property, subject to an obligation to use such proceeds to restore the Property in accordance with the requirements of the Lease. Upon any notice of condemnation and Purchaser's waiver of its right to terminate this Agreement, Purchaser shall be permitted to participate in and direct the proceedings and any settlement related thereto as if Purchaser were a party to the action.

REPRESENTATIONS AND WARRANTIES

     9. a. Seller hereby represents and warrants to Purchaser, as of the Effective Date, and covenants and agrees with Purchaser, as follows:

               (1) That Seller has not entered into any contract or arrangement for the payment of leasing commissions or rental collection fees which will obligate the Purchaser after Closing to any person or entity, or which will or could result in the creation of a lien against the Property. Seller covenants and agrees that it will at Closing cash-out any leasing commissions or rental collection fees due or payable to any person or entity after Closing.

               (2) That Seller has not entered into and, other than the Lease, will not enter into, any lease agreement or other occupancy agreement which will obligate the Purchaser after Closing to any third party or which will survive Closing; and that Seller has not entered into any Service Contract which will obligate the Purchaser after Closing to any third party or which will survive Closing.

               (3) That Seller has not received (and has no actual knowledge of) any written notice or request from any insurance company or board of fire underwriters (or organizations exercising functions similar thereto) requesting the performance of any work or alterations to the Property.

               (4) That Seller has not received any written notice from any governmental authority or, to Seller's knowledge, any written report or correspondence asserting that the Property or Personal Property are in violation of any governmental order, regulation, statute or ordinance dealing with the construction, operation, safety and/or maintenance thereof.

               (5) That Seller has no knowledge of any lien, encumbrance, adverse claim, or other matter relating to the title to the Property, or any part thereof, which is not shown by the public records; and that Seller has not entered into any option to purchase, right of first refusal to purchase or agreement for the sale and purchase of the Property or any portion thereof with any person or entity, except for this Agreement, which has not been terminated.

               (6) That, to the best of Seller's knowledge and belief, there is no litigation, special assessment, claim or governmental proceeding pending, threatened or anticipated which would or might affect the Property, the title thereto or the operation thereof.

               (7) That (A) Seller has not received any summons, citation, directive, letter, or other written communication from any governmental authority indicating that hazardous substances or toxic wastes, including without limitation asbestos, waste oils and PCBs (collectively, "Hazardous Substances"), have been or are generated, used, treated, stored, released or disposed of, or otherwise deposited in or located on the Property in violation of any applicable environmental law; (B) to the best of Seller's knowledge, no Hazardous Substances have been generated, used, treated, stored, released, or disposed of, or otherwise deposited in or located on the Property in violation of any applicable environmental law; (C) to the best of Seller's knowledge, there are no underground storage tanks located on the Property; and (D) to the best of Seller's knowledge, Seller has not conducted any tests for the presence of radon on or within the Property. The term "Hazardous Substances" shall also mean any other substance, element, material or compound defined or restricted as a hazardous, toxic or radioactive substance, material or waste by any environmental law or regulation of any federal, state or local governmental entity or any agency, department or other subdivision thereof applicable to the Property.

               (8) That neither this Agreement nor anything provided to be done under this Agreement violates or will violate any contract, document, agreement or instrument to which Seller is a party or by which Seller or the Property is bound.

               (9) That Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and has the lawful right, power and authority to sell the Property in accordance with the terms and conditions hereof; and that, on the Closing Date, all proper action (including the consent of the shareholders of Seller, if necessary) shall have been taken by or on behalf of Seller authorizing and approving the execution of this Agreement, the performance by Seller of its duties and obligations under this Agreement, and the execution and delivery by Seller of the documents to be executed and delivered to Purchaser on the Closing Date.

          b. Seller agrees to (i) notify Purchaser in writing promptly following its becoming aware between the Effective Date and the Closing of any fact or occurrence which would cause the representations and warranties set forth above to become untrue, and (ii) restate the representations and warranties set forth above at Closing (as of the Closing Date), subject to any changes in facts or circumstances which may have occurred since the Effective Date. If prior to Closing any fact or occurrence beyond the reasonable control of Seller makes the representations and warranties set forth above to be untrue in any material respect and, as a result thereof, Seller is unable to restate any of the representations and warranties set forth above at Closing (as of the Closing
Date) in all material respects, then Purchaser shall have the right, within ten
(10) days of its being notified in writing of such fact or occurrence, as its sole remedy, to either (i) elect to close the transaction set forth herein without a reduction of the Purchase Price, in which event the affected representation or warranty shall be deemed modified to the extent so changed, or
(ii) terminate this Agreement and receive a return of the Initial Deposit or the Letter of Credit, as the case may be, in which case none of the parties hereto shall have any further rights, duties or obligations hereunder, except with respect to the indemnities contained herein.

          c. For purposes of this Agreement and any document delivered at Closing, whenever the phrases "to the best of Seller's knowledge", or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer to the current, actual, conscious knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of Jim Connor, the employee of Seller with the primary responsibility for overseeing the management and operations of the Property.

          d. Notwithstanding anything to the contrary contained herein, Purchaser acknowledges that Purchaser shall not be entitled to rely on any representation made by Seller in this Paragraph 9 to the extent, prior to or on the Effective Date, Purchaser shall have or obtain actual knowledge of any information that is contradictory to such representation or warranty. In addition, except as otherwise specifically provided in this Agreement, Seller shall have no liability with respect to any of the foregoing representations and warranties or any representations and warranties made in any other document executed and delivered by Seller to Purchaser to the extent that, prior to the Closing, Purchaser discovers or learns of information (from whatever source, including, without limitation as a result of Purchaser's due diligence tests, investigations and inspections of the Property, or disclosure by Seller or Seller's agents and employees) that contradicts any such representations and warranties, or renders any such representations and warranties untrue or incorrect, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.

          e. If prior to Closing Purchaser discovers or learns of a breach of any representation or warranty of Seller which is within the control of Seller, Purchaser shall have the right to terminate this Agreement, receive a return of the Earnest Money and, in addition, recover from Seller all of Purchaser's out-of-pocket expenses incurred to the date of such termination (including, without limitation, Purchaser's due diligence expenses and attorneys' fees and expenses), not to exceed a total of $250,000.00 (the "Expense Reimbursement Cap"). Notwithstanding the foregoing, in any case where
(i) such misrepresentation or breach of any representation or warranty was intentionally and willfully made by Seller, (ii) Seller intentionally and willfully provides information to Purchaser pursuant to Paragraph 5.a. hereof which to Seller's knowledge was false or misleading in any material respect, or
(iii) Seller intentionally and willfully withholds from Purchaser material information of the type described in Paragraph 5.a. which is within Seller's possession or control (the foregoing actions being referred to herein as "Fraudulent Actions"), the Expense Reimbursement Cap shall not apply. The terms of this subparagraph 9.e. shall survive termination of this Agreement.

          f. If Purchaser discovers or learns of a misrepresentation or breach of any representation or warranty of Seller after Closing, then subject to subparagraph 9.g. below, Purchaser shall be entitled to bring an action against Seller for damages resulting from such misrepresentation or breach, not to exceed $500,000.00 (the "Liability Cap") (in addition to attorneys' fees recoverable pursuant to this Agreement, by law, or otherwise); provided, however, in the case of a Fraudulent Action by Seller, the Liability Cap shall not apply. The terms of this subparagraph 9.f. shall survive the Closing.

          g. The express representations and warranties made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing; provided, however, Purchaser shall give Seller written notice (the "Action Notice") of its intent to file any action, suit or proceeding with respect to the truth, accuracy or completeness of such representations and warranties within fifteen (15) months after the Closing Date, and any such action, suit or proceeding shall be commenced, if at all, within twenty one (21) months after the Closing Date and, if not commenced on or before such date, thereafter such representations and warranties shall be void and of no force or effect.

          h. Purchaser acknowledges and agrees that, except as expressly provided in this Agreement or in Seller's closing documents (as defined in Paragraph 10), Seller has not made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (a) the nature, quality or condition of the Property, including, without limitation, the water, soil and geology, (b) the income to be derived from the Property, (c) the suitability of the Property for any and all activities and uses which Purchaser may conduct thereon, (d) the compliance of or by the Property or its operations with any laws, rules, ordinances or regulations of any applicable governmental authority or body, including, without limitation, environmental laws or the Americans with Disabilities Act and any rules and regulations promulgated thereunder or in connection therewith, (e) the habitability, merchantability or fitness for a particular purpose of the Property, or (f) any other matter with respect to the Property, and specifically that, except as provided herein, Seller has not made, does not make and specifically disclaims any representations regarding the release, disposal, or existence, in or on the Property, of any Hazardous Substances. Purchaser further acknowledges and agrees that, except as expressly provided in this Agreement or in Seller's closing documents, having been given the opportunity to inspect the Property, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller. Purchaser further acknowledges and agrees that any information provided or to be provided with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR IN SELLER'S CLOSING DOCUMENTS, AND AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS, WHERE IS" CONDITION AND BASIS "WITH ALL FAULTS." Purchaser acknowledges, represents and warrants that Purchaser is not in a significantly disparate bargaining position with respect to Seller in connection with the transaction contemplated by this Agreement; that Purchaser freely and fairly agreed to this acknowledgment as part of the negotiations for the transaction contemplated by this Agreement; that Purchaser is represented by legal counsel in connection with this transaction and Purchaser has conferred with such legal counsel concerning this waiver. Seller agrees that notwithstanding the occurrence of any of the events or occurrences described herein, Seller's obligations under the Lease shall remain unaffected and Seller shall pay all amounts due and payable thereunder throughout the term of the Lease, even if Seller is forced to vacate the Property as a result of any such event or occurrence. The terms of this Paragraph 9.h. shall survive Closing and/or termination of this Agreement.

          i. Purchaser on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller, Seller's affiliates, shareholders, beneficiaries, directors, officers, employees, attorneys, representatives, and agents of each of them, and their respective heirs, successors, personal representatives and assigns, from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Property, (ii) the condition of title to the Property, (iii) the presence on, under or about the Property of any Hazardous Substances, (iv) the Property's compliance with any applicable federal, state or local law, rule or regulation, or (v) any other aspect of the Property; provided, however, this release does not apply to Seller's breach of any of the representations and warranties of Seller set forth in Paragraph 9.a. or to any post closing obligations, covenants, representations and warranties of Seller contained in this Agreement or the closing documents (including without limitation the Lease) executed and delivered by Seller at the Closing, nor does this release apply to the ability of Purchaser to exercise any of the rights and remedies of Purchaser as set forth in this Agreement or such closing documents as a result of such matters. The terms and provisions of this Paragraph 9.i. shall survive Closing and/or termination of this Agreement.

CLOSING DOCUMENTS

     10. At Closing, the following documents, in addition to the other documents called for herein, shall be executed and/or delivered:

          a. Seller and Purchaser shall each execute a closing statement showing the Purchase Price paid and all credits, pro-rations and disbursements, and containing such other stipulations and closing notes as may be mutually agreeable to Purchaser and Seller.

          b. Seller shall execute and deliver to Purchaser a Limited Warranty Deed conveying the Property to Purchaser, subject only to the Permitted Exceptions, in recordable form. Seller and Purchaser shall also sign and deliver such forms as are necessary in connection with the payment by Seller of the Transfer Tax.

          c. Owner's Affidavit from an officer of Seller with knowledge of the facts sworn to therein which is sufficient for the Title Company to issue the Owner's Policy, without exception for mechanic's and materialmen's liens arising through Seller, the rights of parties in possession (other than Seller), unrecorded easements or encumbrances arising through Seller, or brokerage liens arising through Seller, at its standard rates.

          d. Bill of Sale and Assignment by Seller to Purchaser for the Personal Property, including without limitation (i) Seller's right, title and interest in and to any existing warranties covering machinery, equipment, the roof, and roof system, (ii) any plans and specifications relative to the Property (all originals of such plans and specifications in Seller's possession shall be delivered to Purchaser at Closing), (iii) any surveys of the Property, and (iv) any drawings, permits and approvals associated with the Property.

          e. Seller shall execute and deliver to Purchaser a Certification of Non-Foreign Status in accordance with Section 1445 of the Internal Revenue Code of 1986, as amended, and the Regulations thereunder, as amended.

          f. Seller shall execute and deliver to Purchaser an affidavit establishing its residency in the State of Georgia, an exemption from the withholding requirements of the State of Georgia or an affidavit of gain establishing the gain realized by Seller on the sale of the Property. If one of the foregoing is not delivered then Purchaser shall withhold three percent (3%) of the Purchase Price and remit such amount to the Georgia Department of Revenue as required by law.

          g. Seller shall deliver to Purchaser any original Certificates of Occupancy relating to the Property which are in Seller's possession.

          h. Seller shall deliver to Purchaser evidence that Seller is authorized to consummate the transactions contemplated herein, the execution and delivery of all documents required to effectuate the transactions contemplated herein, and designating the persons who are authorized to execute and deliver such documents on behalf of Seller, all of which shall be satisfactory to the Title Company.

          i. Seller shall deliver to Purchaser any other affidavits or documents agreed to be provided by Seller pursuant to Section 4(c) hereof in order to enable the Title Company to issue its title insurance policy to Purchaser subject only to the Permitted Exceptions.

          j. Seller and Purchaser shall execute and deliver to each other a lease agreement in the form attached hereto as EXHIBIT "B" ("Lease").

          k. All other non-proprietary, non-confidential documentation in Seller's custody or control relating to the Property shall be delivered by Seller to Purchaser at Closing; provided, however, that notwithstanding the proprietary or confidential nature of any such documentation, Seller shall be obligated to deliver such documentation if it relates to the condition of the Property or the subject matter of any representation, warranty or closing condition contained in this Agreement.

          l. Such other documents as may be reasonably required by Purchaser or Seller to close this transaction in accordance with the terms and conditions set forth in this Agreement shall be executed and delivered by the other party.

CONTINUING OBLIGATIONS AND COVENANTS OF SELLER

     11. Seller covenants and agrees with Purchaser that, between the Effective Date and the Closing Date (or until this Agreement has been terminated pursuant to the terms hereof):

          a. Seller will keep the Property in as good repair and condition as it exists on the Effective Date, subject to normal wear and tear and casualty or condemnation.

          b. Seller will give prompt written notice to Purchaser of (i) any notice or allegation of violation of any laws, ordinances, rules or regulations with respect to the Property, (ii) any suit, judgment or other proceeding filed, entered or threatened with respect to the Property or Seller's use or ownership thereof, (iii) any actual or contemplated changes in the zoning of the Property or any other requirements of which Seller becomes aware which would adversely affect the use, ownership, or maintenance of the Property, or (iv) any other event or condition which adversely affects the ownership, use, operation, or maintenance of the Property of which Seller becomes aware.

          c. Seller will not enter into any lease or other agreement for the occupancy of all or any portion of the Property, other than those leases or other agreements that will be terminated on or before Closing.

          d. Seller will not transfer, convey, hypothecate or otherwise encumber all or any part of the Property or any right, title or interest therein, and shall enter into no agreement or restriction affecting the use, ownership or operation of the Property. Seller shall not grant any option to purchase or enter into any other agreement to sell the Property or any portion thereof with any party while this Agreement remains in force.

          e. Seller will not remove any improvements or Personal Property from the Property unless prior written notice is given to Purchaser and the same are replaced with similar items of at least equal quality and utility prior to Closing.

          f. Seller shall not intentionally take any action which would render untrue or incorrect any of the warranties and representations made by Seller herein.

CONDITIONS TO CLOSING

     12. a. Purchaser's obligation to close hereunder shall be conditioned upon the following:

               (1) The truth and accuracy, in all material respects, on the Effective Date and on the Closing Date, of those matters represented and warranted to Purchaser under this Agreement.

               (2) The performance by Seller of all obligations herein imposed on Seller.

               (3) The Property will not, as of the Closing Date, be in violation of any governmental order, regulation, statute or ordinance dealing with the construction, operation, safety and/or maintenance thereof.

               (4) The Property will be in the same condition it is in on the last day of the Inspection Period, ordinary wear and tear excepted.

               (5) Receipt by Purchaser from the Title Company of a "marked" Commitment for Title Insurance showing that "good and marketable fee simple title" to the Property shall be vested in Purchaser at Closing, free and clear of all exceptions and matters other than the Permitted Exceptions and other liens and encumbrances granted by Purchaser at Closing, subject only to Purchaser's payment of the Purchase Price to Seller, payment of the Title Company's title insurance premiums and other charges, and payment of recording fees.

               (6) Purchaser has received a Phase I environmental report satisfactory to Purchaser, and a Phase II environmental report satisfactory to Purchaser if Purchaser deems such Phase II report necessary based on the results of the Phase I environmental report.

          b. In the event one or more of the foregoing conditions to Closing have failed at Closing, Purchaser shall have the right, at its option, to terminate this Agreement, without prejudice to any other rights or remedies available to Purchaser under this Agreement, at law or in equity, and receive a return of the Initial Deposit or the Letter of Credit, as the case may be. It is acknowledged that the conditions precedent contained in this Agreement are for the sole benefit of Purchaser, and Purchaser may, in its sole discretion exercised by notice in writing to Seller at or before Closing, waive fulfillment of any one or more of such conditions and close hereunder without regard to such failure.

BROKERAGE COMMISSION

     13. a. If and when the sale and conveyance of the Property closes in accordance with the terms and provisions hereof, Seller shall (1) pay to Seller's Broker a real estate commission in the amount of one and one-half percent (1.5%) of the Purchase Price, and (2) pay to Purchaser's Broker a real estate commission in the amount of one and one-half percent (1.5%) of the Purchase Price. Each party comprising Broker acknowledges and agrees that (i) there shall be no claim for a commission, finder's fee or other fee of any type arising out of the execution and delivery of this Agreement or the relationship evidenced hereby in the event that, for any reason, the sale and conveyance contemplated hereby does not close, and (ii) that Purchaser has no obligation to either party comprising Broker for payment of any commission, finder's fee, or other fee of any type, arising out of the execution and delivery of this Agreement or the sale and conveyance contemplated hereby. Each party comprising Broker represents and warrants to Seller and Purchaser that such party either is licensed as a real estate broker under the laws of the State of Georgia or lawfully may receive a real estate commission under Georgia law for the performance of brokerage services.

          b. Seller and Purchaser hereby represent and warrant, each to the other, that, except as expressly set forth in this Paragraph, no other party is entitled, as a result of the actions of Seller or Purchaser, as the case may be, to a real estate commission or other fee resulting from the execution of this Agreement or the sale and conveyance herein contemplated, and Seller and Purchaser each hereby indemnify and hold each other harmless from and against any and all losses, costs, damages or expenses (including attorneys' fees) incurred or paid as a result of any such claim arising out of the actions of Seller or Purchaser, as the case may be.

          c. Each party comprising Broker hereby represents and warrants to Seller and Purchaser that, except as expressly set forth herein, no party is entitled, as a result of the actions of Seller's Broker or Purchaser's Broker, as the case may be, to a real estate commission or other fee resulting from the execution of this Agreement or the sale and conveyance herein contemplated, and Seller's Broker and Purchaser's Broker each hereby indemnifies and holds Seller and Purchaser harmless from and against any and all losses, costs, damages or expenses (including attorneys' fees) incurred or paid as a result of any claim arising out of the actions of Seller's Broker or Purchaser's Broker, as the case may be, with regard to any claim for a real estate commission or other fee resulting from the execution of this Agreement or the sale and conveyance herein contemplated.

          d. Seller's Broker and Purchaser's Broker are parties to this Agreement solely for the purpose of acknowledging the agreements set forth in this Paragraph. Any modification of this Agreement signed by Purchaser and Seller shall be effective as between said parties; provided, however, no such modification shall affect, without the written consent of Broker, the rights or obligations of Broker under this Paragraph.

          e. Each party comprising Broker shall, at Closing, upon receipt of the above-described real estate commission, execute and deliver to Purchaser and Seller a lien waiver, in form and substance satisfactory to Purchaser, Seller and the Title Company, waiving and releasing all liens and lien rights it may then or thereafter have, including all liens and lien rights under the Commercial Broker Lien Act, Sections 44-14-600, et seq., O.C.G.A.

          f. Seller's Broker has acted as an agent for Seller in this transaction and has not acted as an agent for Purchaser.

          g. Purchaser's Broker has acted as an agent for Purchaser in this transaction and has not acted as an agent for Seller.

          h. The provisions of this Paragraph shall survive Closing and any rescission or termination of this Agreement.

NOTICES

     14. Any notice, demand, request or other communication required or permitted to be given hereunder (a "notice") shall be in writing and either (i) delivered by a commercial courier service ("Courier"), (ii) sent by U.S. Certified or Registered Mail, return receipt requested, postage prepaid ("U.S. Mail"), or (iii) sent by a nationally recognized overnight delivery service such as Federal Express, UPS or a similar service ("Overnight Courier"), to the party being given such notice at the following addresses:

     Seller:               Crawford & Company
                           5620 Glenridge Drive, N.E.
                           Atlanta, GA 30328
                           Attn: Jim Connor, Assistant Vice President
                           Telephone: (404) 497-6661
                           Facsimile: (404) 497-6665

     with a copy to        Crawford & Company
                           5620 Glenridge Drive, N.E.
                           Atlanta, GA 30328
                           Attn: Allen W. Nelson
                           Telephone: (404) 847-4550
                           Facsimile: (404) 847-4066

     and with a copy to:   Morris, Manning & Martin, LLP
                           1600 Atlanta Financial Center
                           3343 Peachtree Road
                           Atlanta, GA 30326
                           Attn: Andrew C. Williams
                           Telephone: (404) 233-7000
                           Facsimile: (404) 365-9532

     Purchaser:            Buckhead Trading & Investment Company, LLC
                           3348 Peachtree Road
                           Suite 250
                           Atlanta, GA 30326
                           Attn: Kent S. Levenson
                           Telephone: (404) 442-7888
                           Facsimile: (404) 442-7999

     with a copy to:       Marks & Williams, LLC
                           Two Midtown Plaza, Suite 1150
                           1349 West Peachtree Street
                           Atlanta, GA 30309
                           Attn: Randolph A. Marks, Esq.
                           Telephone: (404) 892-3999
                           Facsimile: (404) 892-2824

     Seller's Broker:      Richard Bowers & Co.
                           260 Peachtree Street, N.W.
                           Suite 2400
                           Atlanta, GA 30303
                           Attn: William R. Johnson, CCIM
                           Telephone: (404) 816-1600
                           Facsimile: (404) 880-0077

     Purchaser's Broker:   Easlan Capital of Atlanta, Inc.
                           3348 Peachtree Road
                           Suite 250
                           Atlanta, GA 30326
                           Attn: Lenny Meltz
                           Telephone: (404) 442-7888
                           Facsimile: (404) 442-7999

     Escrow Agent:         Calloway Title and Escrow, L.L.C.
                           4800 Ashford-Dunwoody Road
                           Suite 240
                           Atlanta, GA  30338
                           Attn: S. Marcus Calloway
                           Telephone: (770) 698-7960
                           Facsimile: (770) 698-7999

All notices shall be effective (and the time period in which a response to any notice must be given, if any, shall commence to run on such effective date) depending on the form of delivery, as follows: (i) if delivered by a Courier, on the date of receipt, or (ii) if sent by Mail, three (3) business days after being deposited in the United States Mail, or (iii) if sent by an Overnight Courier, on the date of receipt. Rejection or failure to claim delivery of any such notice, or the inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of the notice sent as of the date of attempted delivery by a Courier, the date of deposit in the Mail or the date of attempted delivery by an Overnight Courier, as the case may be. By giving at least ten (10) days written notice thereof, any party shall have the right from time to time and at any time to change their respective addresses.

DEFAULT

     15. a. In the event the sale is not consummated as a result of a default by Purchaser, Seller agrees to provide Purchaser with written notice of such default. Purchaser shall have ten (10) days from the date of receipt of said notice to cure such default. In the event Purchaser does not cure such default within such ten-day period, Seller being ready, willing and able to perform, Escrow Agent shall deliver the Initial Deposit or the Letter of Credit, as the case may be to Seller and Seller shall have the right to retain the Initial Deposit or negotiate the Letter of Credit and retain the proceeds therefrom as full liquidated damages, whereupon none of the parties hereto shall have any further rights, duties or obligations hereunder, except with respect to the indemnities contained herein. It is understood and agreed that the right of Seller to receive the Initial Deposit or the Letter of Credit and retain the proceeds therefrom, as the case may be, as liquidated damages shall be the sole and exclusive remedy to Seller in the event the sale is not consummated as a result of a default by Purchaser. Purchaser and Seller acknowledge and agree that it would be difficult, if not impossible, to ascertain the actual damages suffered by Seller in the event the sale is not consummated as a result of a default by Purchaser, that the amount of the Initial Deposit or the Letter of Credit, as the case may be, is a reasonable and good faith estimate of such damages, and that the Initial Deposit or the proceeds received by Seller from the negotiation of the Letter of Credit, as the case may be, are intended as full liquidated damages. In the event the sale is not consummated as a result of a default by Purchaser, Seller specifically waives the right to pursue any other remedy against Purchaser, including the remedy of specific performance.

          b. In the event the purchase and sale of the Property does not occur as provided herein by reason of the default of Seller in the performance of its obligations or agreements under the terms hereof, Purchaser may elect, as the sole and exclusive remedy of Purchaser, either (i) to terminate this Agreement, receive the Initial Deposit or the Letter of Credit, as the case may be, from the Escrow Agent, and recover from Seller all of Purchaser's out-of-pocket expenses incurred to the date of such termination (including, without limitation, Purchaser's due diligence expenses and attorneys' fees and expenses), not to exceed the Expense Reimbursement Cap described in Paragraph 9.c., except as otherwise provided in Paragraph 9.e., or (ii) to enforce specific performance of Seller's obligation to convey the Property and lease the Property pursuant to the Lease, without adjustment to, or credit against, the Purchase Price, except as otherwise set forth in this Agreement. Purchaser shall be deemed to have elected to terminate this Agreement (as provided in subsection
(i) above) and to proceed under subsection (i) above if Purchaser fails to deliver to Seller written notice of its intent to file a cause of action for specific performance against Seller on or before sixty (60) days after written notice of termination from Seller or sixty (60) days after the originally scheduled Closing Date, whichever shall occur first, or having given Seller notice, fails to file a lawsuit asserting such cause of action within sixty (60) days after the originally scheduled Closing Date. In no event shall Seller be liable to Purchaser for any punitive, speculative, or consequential damages, except as otherwise specifically provided in this Agreement. Notwithstanding the foregoing, in any case where the equitable remedy of specific performance is not available due to Seller's prior conveyance of the Property to a third party, Purchaser shall be entitled to recover from Seller, in addition to Purchaser's out-of-pocket expenses (without regard to the Expense Reimbursement Cap), the greater of (i) $500,000.00 or (ii) 150% of the difference between the amount received by Seller in connection with such third party sale (whether received directly or indirectly) and the net purchase price payable to Seller under the terms of this Agreement (the greater of clause [i] or clause [ii] being herein referred to as the "Purchaser's Damage Recovery"). Purchaser and Seller acknowledge and agree that it would be difficult, if not impossible, to ascertain the actual damages suffered by Purchaser in the event of a prior conveyance by Seller of the Property to a third party, that the amount of Purchaser's Damage Recovery is a reasonable and good faith estimate of such damages, and that Purchaser's Damage Recovery is intended as full liquidated damages.

          c. In the event any of the parties to this Agreement is required to enforce the provisions of this Agreement, such party, if it prevails, shall be entitled to receive from the other party all costs and expenses, including, without limitation, reasonable attorney's fees incurred, at trial and on appeal, in connection with such enforcement.

ASSIGNMENT

     16. Purchaser shall be entitled to assign its right, title and interest herein to any corporation, partnership, limited liability company, or other entity controlled by or under common control with Purchaser. Any other assignment by Purchaser shall be made only with the prior written consent of Seller, which consent may be withheld for any reason or for no reason. Any approved assignee shall expressly assume all of Purchaser's duties, obligations, and liabilities hereunder, and a copy of such assignment and assumption shall be provided with reasonable promptness to Seller. In the event of any such permitted assignment, the Purchaser named in this Agreement shall remain obligated for all of the obligations and liabilities of Purchaser to Seller arising under this Agreement.

SURVIVAL OF AGREEMENT

     17. Except as specifically provided in this Agreement, this Agreement shall not survive the Closing.

ENTIRE AGREEMENT; MODIFICATION

     18. This Agreement constitutes the entire agreement between the parties hereto and it is understood and agreed that all undertakings and agreements heretofore had between these parties are merged herein and superseded hereby. No representation, promise or inducement not included herein shall be binding upon any party hereto. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties hereto.

SUCCESSORS AND ASSIGNS

     19. Subject to the terms of Paragraph 16 above, the provisions of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

COUNTERPARTS

     20. This Agreement may be executed in separate counterparts. It shall be fully executed when each party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all the parties.

NO WAIVER

     21. Failure of either party to insist upon compliance with any provision hereof shall not constitute a waiver of the rights of such party to subsequently insist upon compliance with that provision or any other provision of this Agreement.

CONSTRUCTION OF AGREEMENT; GOVERNING LAW; SEVERABILITY; CAPTIONS

     22. Purchaser and Seller acknowledge that they have read, understand and have had the opportunity to be advised by legal counsel as to each and every one of the terms, conditions, and restrictions, and as to the effect of all the provisions, of this Agreement. Should any provision of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing the provisions shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the document. Typewritten or handwritten provisions inserted in this Agreement which are initialed by the parties shall control over all printed provisions of this Agreement in conflict therewith. The word "day," as used in this Lease, shall mean calendar day, unless "business day" is specifically used. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. The provisions of this Agreement are intended to be independent, and in the event any provisions hereof should be declared by a court of competent jurisdiction to be invalid, illegal, or unenforceable for any reason whatsoever, such illegality, unenforceability, or invalidity shall not affect the remainder of this Agreement. Titles or captions of Paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

MISCELLANEOUS

     23. a. Time is of the essence of this Agreement; provided, however, if the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which Closing must be held, expires on a Saturday, Sunday or legal holiday, then such time period shall be automatically extended through the close of business on the next regular business day. For the purposes hereof, a "business day" shall be deemed to be any day that is not a Saturday, Sunday or legal holiday.

          b. Neither this Agreement nor a memorandum hereof may be recorded. Any such recording of this Agreement or memorandum hereof shall constitute a default under this Agreement and Seller may cause the release or removal of any such recording simply by recording an affidavit including this release provision. Provided, however, that notwithstanding the provisions of this subparagraph b, in the event Purchaser pursues the equitable remedy of specific performance, Purchaser shall have the right to file a lis pendens notice in connection therewith.

AUTHORITY OF SIGNATORIES

     24. Each individual or entity executing this Agreement in any representative capacity warrants that such individual or entity is authorized to execute this Agreement on behalf of the person or entity on whose behalf such person or entity is shown to be acting.

OFFER AND ACCEPTANCE

     25. This Agreement has been executed first by Purchaser and shall be deemed a continuing offer by said party to purchase, until the fifth (5th) day following the execution of this Agreement by Purchaser. If an executed and unaltered acceptance hereof is not returned to the address noted herein of Purchaser by said time, such offer shall be deemed withdrawn. The date of last execution and acceptance hereof by Purchaser or Seller, as the case may be is herein referred to as the "Effective Date." Upon full execution of this Agreement, the parties shall have the right to fill in the Effective Date on the first (1st) page hereof.

                           COUNTERPART SIGNATURE PAGE
                                       FOR
                           PURCHASE AND SALE AGREEMENT
                              BY, BETWEEN AND AMONG
                         CRAWFORD & COMPANY, AS SELLER,
            BUCKHEAD TRADING & INVESTMENT COMPANY, LLC, AS PURCHASER,
                    RICHARD BOWERS & CO., AS SELLER'S BROKER,
             EASLAN CAPITAL OF ATLANTA, INC., AS PURCHASER'S BROKER,
                                       AND
               CALLOWAY TITLE AND ESCROW, L.L.C., AS ESCROW AGENT

     IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this Contract as of the date set forth below.

SELLER:

CRAWFORD & COMPANY


By: /s/ Thomas W. Crawford
    ---------------------------------
Name: Thomas W. Crawford
Title: President


Attest: /s/ Allen W. Nelson
        -----------------------------
Name: Allen W. Nelson
Title: SVP - General Counsel & Corp.
       Sec.

           [CORPORATE SEAL]

Date of Execution: 21 March 2006

                           COUNTERPART SIGNATURE PAGE
                                       FOR
                           PURCHASE AND SALE AGREEMENT
                              BY, BETWEEN AND AMONG
                         CRAWFORD & COMPANY, AS SELLER,
            BUCKHEAD TRADING & INVESTMENT COMPANY, LLC, AS PURCHASER,
                    RICHARD BOWERS & CO., AS SELLER'S BROKER,
             EASLAN CAPITAL OF ATLANTA, INC., AS PURCHASER'S BROKER,
                                       AND
               CALLOWAY TITLE AND ESCROW, L.L.C., AS ESCROW AGENT

     IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this Contract as of the date set forth below.

PURCHASER:

BUCKHEAD TRADING & INVESTMENT
COMPANY, LLC


By: /s/ Kent S. Levenson
    ---------------------------------
Kent S. Levenson, Manager

Date of Execution: 3/22/06

                           COUNTERPART SIGNATURE PAGE
                                       FOR
                           PURCHASE AND SALE AGREEMENT
                              BY, BETWEEN AND AMONG
                         CRAWFORD & COMPANY, AS SELLER,
            BUCKHEAD TRADING & INVESTMENT COMPANY, LLC, AS PURCHASER,
                    RICHARD BOWERS & CO., AS SELLER'S BROKER,
             EASLAN CAPITAL OF ATLANTA, INC., AS PURCHASER'S BROKER,
                                       AND
               CALLOWAY TITLE AND ESCROW, L.L.C., AS ESCROW AGENT

     IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this Contract as of the date set forth below.

SELLER'S BROKER:

RICHARD BOWERS & CO.


By: /s/ William R. Johnson
    ---------------------------------
Name: William R. Johnson
Title: Vice President

Date of Execution: 03/22/06

                           COUNTERPART SIGNATURE PAGE
                                       FOR
                           PURCHASE AND SALE AGREEMENT
                              BY, BETWEEN AND AMONG
                         CRAWFORD & COMPANY, AS SELLER,
            BUCKHEAD TRADING & INVESTMENT COMPANY, LLC, AS PURCHASER,
                    RICHARD BOWERS & CO., AS SELLER'S BROKER,
             EASLAN CAPITAL OF ATLANTA, INC., AS PURCHASER'S BROKER,
                                       AND
               CALLOWAY TITLE AND ESCROW, L.L.C., AS ESCROW AGENT

     IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this Contract as of the date set forth below.

PURCHASER'S BROKER:

EASLAN CAPITAL OF ATLANTA, INC.


By: /s/ Leonard Meltz
    ---------------------------------
Name: Leonard Meltz
Title: V. P.

Date of Execution: 3/22/06

                           COUNTERPART SIGNATURE PAGE
                                       FOR
                           PURCHASE AND SALE AGREEMENT
                              BY, BETWEEN AND AMONG
                         CRAWFORD & COMPANY, AS SELLER,
            BUCKHEAD TRADING & INVESTMENT COMPANY, LLC, AS PURCHASER,
                    RICHARD BOWERS & CO., AS SELLER'S BROKER,
             EASLAN CAPITAL OF ATLANTA, INC., AS PURCHASER'S BROKER,
                                       AND
               CALLOWAY TITLE AND ESCROW, L.L.C., AS ESCROW AGENT

     IN WITNESS WHEREOF, the undersigned has executed, sealed and delivered this Contract as of the date set forth below.

ESCROW AGENT:

CALLOWAY TITLE AND ESCROW, L.L.C.


By:
    ---------------------------------
    S. Marcus Calloway, Manager

Date of Execution:
                   ------------------

                              SPECIAL STIPULATIONS

                         TO BE ATTACHED BY ESCROW AGENT

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF PROPERTY

All that tract or parcel of land lying and being in Land Lot 38, of the 17th District, of Fulton County, Georgia, being more particularly described as follows:

Beginning at the point of intersection of the northwest right-of-way of Glenridge Drive with the Southern right-of-way of Interstate No. 285, at a concrete right-of-way marker, said point described being the point of beginning.

Thence S27 degrees 05'W a distance of 78.26 feet along the right-of-way of Glenridge Drive, thence continuing along said right-of-way S38 degrees 46' W a distance of 155.99 feet to a point, thence S45 degrees 20'W a distance of 336.35 feet to a point, thence S57 degrees 53'W a distance of 97.76 feet to a point, thence S71 degrees 59'W a distance of 161.64 feet to a point, thence leaving said right-of-way N24 degrees 30'07"W a distance of 425.20 feet to a point, thence N16 degrees 12'49"E a distance of 364.15 feet to a point, to the southern right-of-way of Interstate No. 285, thence continuing along said right-of-way S81 degrees 24'E a distance of 398.58 feet to a concrete marker; thence N78 degrees 45'E a distance of 242.78 feet to a concrete marker; thence S14 degrees 49'E a distance of 201.32 feet to the point of beginning. Said tract described as shown on a plat for Crawford and Company dated September 16, 1975, last revised November 3, 1975 by Mayes, Sudderth and Etheredge, Inc.; and contains
8.75 acres.

Less and except those portions of the above described property taken in connection with the relocation/expansion of the right-of-way of Glenridge Drive.

                                    Exhibit A

                                   EXHIBIT "B"

STATE OF GEORGIA

COUNTY OF FULTON

                           TRIPLE-NET LEASE AGREEMENT

     THIS LEASE AGREEMENT, made as of the ____ day of __________, 2006 ("Effective Date"), by and between __________________________ ("Landlord"), and CRAWFORD & COMPANY, a Georgia corporation ("Tenant"). The "Effective Date" is the date that this Lease has been fully executed by Landlord and Tenant, and the parties shall enter the Effective Date above.

                                   WITNESSETH:

     1. Premises. Landlord does hereby rent and lease to Tenant, and Tenant does hereby rent and hire from Landlord, that certain real property being more particularly described on Exhibit "A," attached hereto and by this reference made a part hereof and all buildings, structures, parking areas, and other improvements of every nature, character and designation located thereon (collectively, the "Premises"), subject to all taxes and assessments, all matters of record and all matters that would be shown by an accurate survey and inspection of said real property. No easement for light or air is included in the Premises.

     2. Lease Term. The term of this Lease shall commence on the Effective Date and shall expire, unless sooner terminated as herein provided, on the last day of the twelfth (12th) full calendar month following the Effective Date (herein referred to as the "term of this Lease"). Tenant shall have the right, at any time after the one hundred eightieth (180th) day of the term of this Lease to give notice to Landlord terminating this Lease (a "Termination Notice"). Tenant shall specify the effective date of termination in the Termination Notice, which must be at least ninety (90) days after the date of such notice. Anything contained in this Lease to the contrary notwithstanding, Tenant shall remain liable for the performance of all liabilities and obligations of Tenant hereunder that arose or accrued prior to the effective date of termination, whether such liability or obligation was then due and payable.

     3. Base Rent. Commencing on the Effective Date, and continuing throughout the term of this Lease, Tenant shall pay to Landlord at Landlord's office, or such other place as Landlord shall from time to time designate in writing, a monthly rental of $100,000.00 ("Base Rent"), to be paid without notice, demand, deduction, or set-off, on the first (1st) day of each month in advance. Rental payments not received by Landlord within five (5) days of the due date thereof shall be subject to a late charge due and payable by Tenant to Landlord on the sixth (6th) day after the due date thereof in an amount equal to five (5%) percent of such past due rental. All rent overdue for more than sixty (60) days shall bear interest at the rate of twelve percent (12%) per annum ("Default Rate of Interest") until paid in full. All payments on account of overdue rent shall be applied in such order as Landlord may determine. The term "Additional

                                    Exhibit B

Rent" as used herein shall mean all sums other than Base Rent payable by Tenant to Landlord under this Lease. The term "rent" or "rental" shall mean all Base Rent and Additional Rent due and payable hereunder by Tenant to Landlord. Base Rent and Additional Rent shall be prorated for any partial month at the beginning or end of the term of this Lease.

     4. Taxes and Assessments. Commencing on the Effective Date and continuing thereafter throughout the term of this Lease, Tenant shall, in equal monthly installments with the Base Rent, pay to Landlord as Additional Rent one-twelfth (1/12) of the estimated "taxes and assessments" for the then current calendar year. The term "taxes and assessments" shall include every type of tax, charge, or imposition now or hereafter assessed against the Premises, including, but not limited to, ad valorem taxes, special assessments, and governmental charges excepting only income taxes imposed upon Landlord; the term "taxes and assessments" shall include any tax levied or imposed upon or assessed against the rent reserved or payable hereunder or income arising herefrom to the extent the same is in lieu of or a substitute for any of the taxes and assessments hereinabove described. The initial monthly payment shall be based on the "taxes and assessments" for the calendar year during which the term of this Lease commences (or, if bills for such year have not yet been issued, shall be estimated by Landlord based on the most recent millage rate and assessment of the Property). On or about January 1 of each calendar year during the term of this Lease, Landlord shall estimate the amount of "taxes and assessments" for the new calendar year and shall deliver to Tenant a statement of such amount. Subsequent installments shall be the new monthly amount until adjusted pursuant to this subparagraph; and Tenant shall deliver to Landlord with the next regular payment of Base Rent, along with the new monthly amount, the total amount of the monthly increase for each installment which had already come due for the new calendar year. In the event that Landlord does not deliver a new notice for any particular calendar year, Tenant shall continue to pay the amount it paid for the previous calendar year until adjusted. Promptly following receipt of tax bills, Landlord shall notify Tenant of the actual amount of "taxes and assessments" payable by Tenant hereunder and any adjustment necessary shall be made to the Additional Rent payments next coming due under this subparagraph (or by cash payments if the reconciliation is not made until after the expiration or termination of this Lease). All amounts payable hereunder shall be prorated for any partial calendar year during the term of this Lease. Landlord shall provide Tenant with a copy of any bills for "taxes and assessments" for any calendar year during the term of this Lease within thirty (30) days following written request. The provisions of this Paragraph shall survive the expiration or termination of this Lease until all amounts due and payable hereunder have been paid in full.

     5. Insurance. Tenant shall carry and maintain, at its sole expense, during the term of this Lease, the following insurance, in the amounts specified below, with insurance companies and on forms satisfactory to Landlord and the holder of any security deed now or hereafter encumbering the Premises ("Landlord's Lender"): (i) commercial property insurance covering the building, fixtures, equipment, tenant improvements and betterments, and personal property owned by Landlord and used in connection with the operation of the Property, with coverage for perils insured under the ISO Causes of Loss-Special Form, with coverage extended for the perils of flood and earthquake, in an amount equal to full insurable replacement cost; such insurance shall contain an agreed valuation provision (which amount is satisfactory to Landlord) in lieu of any co-insurance clause, an ordinance and law endorsement, debris removal coverage, a waiver of subrogation endorsement in favor of Landlord, and rental insurance in favor of Landlord in the amount of all rent payable under this Lease for nine (9) months; and said insurance policy shall, unless otherwise provided herein, name Landlord and Landlord's Lender as additional insureds, as their interests may appear; (ii) Commercial General Liability Insurance, including Contractual Liability Insurance coverage, covering Tenant's operations in the Premises, in the minimum amount of $3,000,000.00 combined single limit, on an occurrence basis; and (iii) worker's compensation insurance insuring against and satisfying Tenant's obligations and liabilities under the worker's compensation laws of the state in which the Premises are located. All policies of liability insurance which Tenant is obligated to maintain according to this Lease (other than any policy of worker's compensation insurance) will name Landlord and Landlord's Lender as additional insureds, with respect to the Premises. If Tenant's liability policies do not contain the standard ISO separation of insureds provision, or a substantially similar clause, they shall be endorsed to provide cross-liability coverage. On the Effective Date, Tenant shall furnish Landlord with a certificate(s) of insurance, executed by a duly authorized representative of each insurer, showing compliance with the insurance requirements set forth above. All certificates shall provide for 30 days' written notice to Landlord prior to the cancellation (or material change) of any insurance referred to therein. The words "endeavor to" and "but failure to mail such notice shall impose no obligation or liability of any kind upon the company, its agents or representatives" shall be deleted from the certificate form's cancellation provision. Tenant shall provide certified copies of all insurance policies required above within 10 days of Landlord's written request for said copies. All policies maintained by Tenant will be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.

     6. Intentionally Deleted.

     7. Utilities. Tenant shall pay all charges for utilities and other services furnished to the Premises during the term of this Lease on or before the due date thereof. Such charges shall be prorated between Landlord and Tenant on an accrual basis upon expiration of the term of this Lease. To the extent possible, Landlord and Tenant shall obtain meter readings as of the last day of the term of this Lease to aid in such prorations. The provisions of this Paragraph shall survive the expiration or termination of this Lease until all amounts due and payable hereunder have been paid in full.

     8. Use. The Premises may be used for general office purposes and related ancillary uses, including but not limited to conference and computer facilities, training facilities, a cafeteria and dining area (including related kitchen facilities), and other legally acceptable general office and administrative uses for which the Premises have been used by Tenant prior to the date of this Lease, and for no other purpose; Tenant's use shall comply with all applicable zoning laws, rules and regulations and any private, recorded restrictions which apply to the Premises. The Premises shall not be used for any illegal purposes; nor in violation of any regulation of any governmental body; nor in any manner to create any nuisance or trespass.

     9. Repairs and Maintenance by Landlord. Landlord shall not be obligated to make any repairs or replacements or maintain the Premises during the term of this Lease. Notwithstanding the foregoing, in the event that capital repairs or replacements to the building structure or systems of the Premises are required during the term of the Lease but Tenant does not elect to make such repairs and replacements pursuant to Paragraph 10 below, Landlord may, at its option, elect to make such repairs or replacements. In such event, Tenant shall reimburse to Landlord, on a monthly basis as Additional Rent hereunder, Tenant's allocable share of the costs of such capital repairs and replacements, such share to be determined by multiplying the costs of such repairs or replacements by a fraction, the numerator of which shall be the number of full calendar months remaining in the term of this Lease at the time of completion of such capital repair or replacement and the denominator of which shall be the useful life of such item(s), in months, based on generally accepted accounting principles. Tenant's allocable share of such costs shall be paid in equal monthly installments along with payments of Base Rent for the remainder of the term of the Lease. Landlord shall provide Tenant with copies of invoices and other reasonably detailed back up information evidencing the cost of any such capital repair or replacement as and when such costs are incurred.

     10. Repairs and Maintenance by Tenant. Tenant covenants and agrees, at its sole cost, risk, expense and liability, keep and maintain the non-structural portions of the Premises, including all improvements, equipment, fixtures and systems located therein or affixed thereto, in good, clean, and safe repair and condition, as necessary in order for Tenant to continue to conduct its business in the Premises, normal wear and tear and casualty and condemnation excepted. Notwithstanding the foregoing, Tenant may, but shall have no obligation to (subject, however, to Section 33 hereof), make any necessary or advisable capital repairs or replacements during the term of this Lease to the roof, foundation, floor/ceiling slabs, curtain walls, exterior glass, columns, beams, shafts (including elevator shafts) or other structural portions of the building, or to the building's plumbing, fire sprinkler, heating, ventilation, and air conditioning systems, and electrical and mechanical lines and equipment associated therewith, or the building parking areas.

     11. Landlord's Work. Landlord shall have no obligation to improve, repair or replace the Premises. By its execution of this Lease, Tenant accepts the Premises in an AS-IS, WHERE-IS condition, with all faults, known or unknown.

     12. Right of Entry; Landlord's Activities.

          (a) Landlord, its agents contractors and representatives shall have the right, but not the obligation, to enter the Premises at reasonable times to inspect the Premises to see that Tenant is complying with all Tenant's obligations hereunder, and to inspect and examine the Premises, and make soil tests, environmental studies, as well as engineering, architectural and additional inspections and studies. Landlord agrees that such tests, inspections and studies shall not unreasonably interfere with Tenant's possession of the Premises or the operation of Tenant's business therein. Subject to the foregoing, Tenant shall provide access to all parts of the Premises, including the roof and all mechanical, boiler and engineering rooms. Landlord hereby covenants and agrees to indemnify and hold Tenant harmless from any claims arising out of the exercise by Landlord of Landlord's rights under this subparagraph. The terms of this subparagraph shall survive the expiration or termination of this Lease.

          (b) Landlord shall have the right during the term of this Lease to market the Premises and, in connection therewith, post signs on the Premises for such purposes so long as such signs do not interfere with Tenant's operations or obstruct Tenant's signage, and to exhibit the Premises to prospective purchasers, tenants, lenders, investors and other persons or entities with an interest in the Premises, provided that Landlord or such other persons or entities do not interfere with Tenant's possession of the Premises or the operation of its business therein.

          (c) Landlord shall have the right to take such actions and file such applications as are necessary to rezone the Premises to such category as Landlord may determine to be appropriate, such determination to be made in Landlord's sole and absolute discretion. Tenant covenants and agrees with Landlord that Tenant shall cooperate with Landlord and sign all rezoning applications or consents prepared by Landlord for such purpose, provided that no such rezoning shall affect Tenant's right to continue to occupy the Premises during the term of this Lease or to operate its business in the same way it was operated prior to the Effective Date.

     13. Landlord's Right to Act for Tenant. From and after the occurrence of an Event of Default, Landlord may, without waiving or releasing Tenant from any duty, obligation or liability under this Lease, take any such action required of Tenant. Landlord may pay all incidental costs and expenses incurred in exercising its rights hereunder, including, without limitation, reasonable attorneys' fees and expenses, penalties, re-instatement fees, late charges and interest, provided that all such payments, expenses, costs and fees shall be reasonable in amount and shall be contracted for and paid by Landlord in a commercially reasonable manner. All amounts paid by Landlord pursuant to this Paragraph, and all costs and expenses incurred by Landlord in exercising Landlord's rights under this Paragraph, shall bear interest at the Default Rate of Interest, from the date of payment by Landlord and shall be payable by Tenant to Landlord within ten (10) days following written demand.

     14. Default.

          (a) Each of the following events shall constitute an "Event of Default" by Tenant under this Lease:

               (1) if, after written notice to Tenant that rent has not been received when due, Tenant shall fail to cure such failure within five (5) days; or

               (2) if Tenant shall violate or breach, or shall fail fully and completely to observe, keep, satisfy, perform and comply with, any agreement, term, covenant, condition, requirement, restriction or provision of this Lease (other than the payment of rent or any other payment to be made by Tenant) and shall not cure such failure within thirty (30) days after Landlord gives Tenant written notice thereof (or if such failure cannot reasonably be cured within thirty (30) days, if Tenant shall fail to commence such steps as are reasonably necessary to cure such failure and shall thereafter fail to diligently and continuously pursue such cure); or

               (3) if any petition is filed by or against Tenant under any Section or Chapter of the Federal Bankruptcy Code, and in the case of a petition filed against Tenant, such petition is not dismissed within sixty (60) days of such filing; or if Tenant becomes insolvent or transfers property in fraud of creditors; or if Tenant makes an assignment for the benefit of creditors; or if a receiver is appointed for any of Tenant's assets.

          (b) Upon the occurrence of any Event of Default, Landlord may pursue any one or more of the following remedies, in addition to any other remedies provided under this

Lease, at law or in equity, separately or concurrently or in any combination, without any further notice or demand whatsoever (except as specifically provided herein) and without prejudice to any other remedy which it may have for possession of the Premises or for arrearages in rent or other amounts payable by
Tenant:

               (1) Landlord may terminate this Lease by giving Tenant written notice of termination, in which event Tenant shall immediately quit and vacate the Premises and deliver and surrender possession of the Premises to Landlord, and this Lease shall be terminated at the time designated by Landlord in its notice of termination to Tenant; provided, however, that no termination of this Lease prior to the normal expiration hereof shall affect Landlord's right to collect rent for the period prior to termination; or

               (2) With or without terminating this Lease, Landlord may enter upon and take possession of the Premises; or

               (3) Landlord may re-let the Premises or any part thereof, on such terms and conditions as Landlord may deem satisfactory, and receive the rent for any such re-letting, in which event Tenant shall pay to Landlord on demand any deficiency that may arise by reason of such re-letting; provided, however, that the maximum aggregate liability of Tenant for Base Rent accruing after the date Landlord takes possession of the Premises or re-lets the Premises shall under no circumstances whatsoever exceed $300,000.00 (i.e. 90 days of Base Rent hereunder); and provided that Tenant shall in no event have any liability for costs and expenses incurred by Landlord in renovating or altering the Premises to make it suitable for re-letting; or

               (4) Landlord may institute a suit for unpaid rent.

          (c) Landlord's pursuit of any one or more of the remedies provided in this Lease shall not constitute an election of remedies excluding the election of another remedy or other remedies, or a forfeiture or waiver of any rent or other amounts payable under this Lease by Tenant or of any damages or other sums accruing to Landlord by reason of Tenant's violation of any provision of this Lease. No action taken by or on behalf of Landlord shall be construed to mean acceptance of a surrender of this Lease. No failure of Landlord to pursue or exercise any of Landlord's powers, rights or remedies or to insist upon strict and exact compliance by Tenant with any provision of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by Landlord of the right to demand strict and exact compliance with the terms and conditions of this Lease. Landlord shall have no duty to mitigate its damages following the occurrence of an Event of Default.

     15. Tenant's Personal Property. Landlord and Tenant hereby acknowledge and agree that during the term of this Lease Tenant will have within the Premises, or will cause to be placed upon Premises, certain furniture (including employee workstations), office equipment, computers, fixtures, office supplies and other personal property used in the operation of Tenant's business and owned or leased by Tenant (collectively, "Tenant's Personal Property"). Landlord does hereby acknowledge and agree that Tenant's Personal Property shall be and remain the sole property of Tenant or any lessor or mortgagee of Tenant's Personal Property and shall be and remain personal property, that Tenant's Personal Property shall not at any time be deemed a part of the realty and that Tenant's Personal Property may be removed from the Premises by Tenant or its equipment lessor or mortgagee at any time before or upon the expiration or other termination of this Lease. Tenant shall be responsible for the cost of Landlord to repair any damage to the Premises occasioned by such removal. If Tenant shall not remove all Tenant's Personal Property from the Premises at any expiration or other termination of this Lease, Landlord shall have the right, at Landlord's election, to remove all or part of Tenant's Personal Property in any manner that Landlord shall choose and store, demolish, destroy or otherwise dispose of the same without liability to Tenant for loss thereof, and Tenant shall be liable to Landlord for all expenses incurred in such removal, demolition, destruction or disposal of Tenant's Personal Property and also for the cost of storage of the same, if Landlord elects to store such items. Prior to any such removal, demolition, destruction or disposal of Tenant's Personal Property, Landlord shall provide Tenant fifteen
(15) days notice to pick up any of Tenant's Personal Property remaining within the Premises. Tenant's Personal Property shall not include any equipment, fixtures, appliances, machinery or other personal property that is used in connection with the operation of building improvements located on the Premises, as distinguished from being used by Tenant in connection with the operation of its business upon the Premises; nor shall Tenant's Personal Property include any such items that were assigned or conveyed to Landlord in connection with Landlord's acquisition of the Premises. The provisions of this Paragraph shall survive the expiration or termination of this Lease.

     16. Rights Cumulative. Except as otherwise expressly provided herein, all rights, remedies, powers and privileges conferred under this Lease on Landlord shall be cumulative of and in addition to, but not restrictive of or in lieu of, those conferred by law.

     17. Liens. Tenant hereby indemnifies Landlord against, and shall keep all portions of the Premises free from liens for any work performed, material furnished or obligations incurred by Tenant. Should any liens or claims be filed against all or any portion of the Premises by reason of Tenant's acts or omissions, Tenant shall cause same to be discharged by bond or otherwise within thirty (30) days following notice thereof. If Tenant fails to cause any such lien or claim to be discharged within the required time, Landlord may cause same to be discharged and may make any payment that Landlord, in its reasonable judgment, considers necessary, desirable or proper in order to do so. All amounts paid by Landlord shall bear interest at the Default Rate of Interest from the date of payment by Landlord and shall be payable by Tenant to Landlord upon written demand. The provisions of this Paragraph shall survive the expiration or termination of this Lease.

     18. Improvements to the Premises. Tenant may not make any alterations to the Premises without Landlord's prior written consent, other than repainting, wallpaper, carpeting and other items of a similar nature.

     19. Subletting and Assignment. Tenant shall not have the right to assign this Lease or sublet the Premises or any portion thereof without Landlord's prior written consent, which may be withheld in Landlord's sole and absolute discretion. Notwithstanding any permitted assignment or subletting, Tenant shall remain liable for the full and complete performance, satisfaction and compliance with each and every agreement, term, covenant, condition, requirement, provision and restriction of this Lease, as principal and not as surety or guarantor, as if no such assignment or subletting had been made.

     20. Damage or Destruction.

          (a) If the Premises or any portion thereof are destroyed by storm, fire, lightning, earthquake or other casualty (collectively, "Casualty"), Tenant shall immediately notify Landlord. In the event more than twenty percent (20%) of the useable area of the Premises is rendered untenantable as a result of the Casualty, or in the event that it will not be possible for Tenant to fully repair and restore the Premises prior to the expiration of the term of this Lease, Tenant shall have the right within thirty (30) days following the Casualty, to terminate this Lease, in which case all insurance proceeds paid or payable as a result of the Casualty less and except the amount actually expended by Tenant in clearing the damage and destruction shall be paid or assigned to Landlord, and all rent and other sums payable by Tenant hereunder shall be accounted for as between Landlord and Tenant as of the effective date of termination. Tenant shall execute and deliver such further instruments of assignment or direction, in the form required by Tenant's insurance company to enable Landlord to collect all insurance proceeds which are to be paid or assigned to Landlord. In the event Tenant is not permitted to terminate this Lease as a result of the Casualty, or elects not to terminate this Lease within such 30-day period, then Tenant shall be entitled to receive all insurance proceeds paid or payable as a result of the Casualty (to the extent necessary for restoration), and Tenant shall promptly restore the Premises to the condition it was in immediately prior to the Casualty or to such other condition as may be approved by Landlord, regardless of the amount of such insurance proceeds payable as a result of the Casualty. Landlord shall be entitled to receive any insurance proceeds paid or payable in excess of the amount necessary to restore the Premises to the condition existing immediately prior to the Effective Date or otherwise approved by Landlord. Provided Tenant has maintained rent loss insurance as required hereunder, and provided the insurance company providing same does not assert any defense to Landlord's claim for such rent insurance proceeds, Tenant's obligation to pay Base Rent shall abate until the Premises has been repaired, restored, rebuilt, reconstructed or replaced, as required herein, in proportion to the part of the Premises which is unusable by Tenant; provided, however, that Tenant shall be responsible for any deductible related to such rent insurance.

          (b) Notwithstanding anything to the contrary provided in subparagraph 20(a) above, in the event more than thirty percent (30%) of the useable area of the Premises is rendered untenantable as a result of a Casualty, or in the event that it will not be possible for Tenant to fully repair and restore the Premises prior to the expiration of the term of this Lease, Landlord shall have the right within thirty (30) days following the Casualty, to terminate this Lease by providing written notice of such election to Tenant, in which case all insurance proceeds paid or payable as a result of the Casualty less and except the amount actually expended by Tenant in clearing the damage and description shall be paid or assigned to Landlord, and all rent and other sums payable by Tenant hereunder shall be accounted for as between Landlord and Tenant as of the effective date of termination. Tenant shall execute and deliver such further instruments of assignment or direction, in the form required by Tenant's insurance company to enable Landlord to collect all insurance proceeds which are to be paid or assigned to Landlord. Notwithstanding the foregoing, in the event that, within ten (10) days after receipt of Landlord's notice, Tenant notifies Landlord that it will restore the Premises at its sole cost and expense to a condition which enables Tenant to continue to satisfactorily operate within the Premises, then Landlord's election to terminate this Lease shall be void and of no further force and effect, provided that all insurance proceeds paid or payable as a result of the Casualty less and except the amount actually expended by Tenant in clearing the damage and destruction shall be paid or assigned to Landlord.

     21. Condemnation.

          (a) In the event of a taking of all or a substantial portion of the Premises (so that the untaken portion is unsuitable for the continued feasible and economic operation of the Premises by Tenant for substantially the same purposes as immediately prior to such taking), then this Lease shall automatically terminate and all rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the date of such taking.

          (b) In the event of a taking, and in the event this Lease remains in full force and effect, Landlord shall, with due diligence and in good and workmanlike manner, to the extent of the proceeds actually received by Landlord, promptly restore the remaining portion of the Premises, on a temporary basis, to a tenantable condition.

          (c) Landlord shall be entitled to all awards, damages, compensation or proceeds payable by reason of any taking, and Tenant shall not be entitled to any portion thereof, and shall have no claim for, and hereby transfers, assigns, conveys and sets over unto Landlord all of its right, title and interest, if any, in or to any award, damages, compensation or proceeds payable by reason of any taking; and, without limiting the generality of the foregoing, Tenant shall have no claim, against Landlord or the condemning authority, or otherwise, for any award, damages, compensation or proceeds for (i) the value of any unexpired term of this Lease, or (ii) the value of any fixtures or improvements installed by Tenant in the Premises. Nothing herein shall be construed, however, to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, moving expenses, damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that Tenant shall make no claim which shall diminish or adversely affect any award claimed or received by Landlord.

     22. Indemnity; Release.

          (a) Tenant shall hold harmless Landlord, all "Landlord Affiliates" (as herein defined), Landlord's Lender, and their employees and agents from, against and in respect of, all liabilities, damages, losses, costs, expenses (including all reasonable attorneys' fees), causes of action, suits, claims, demands and judgments of any nature whatsoever arising, in whole or in part, out of, by reason of or in connection with: (i) injury to or the death of persons or damage to property during the term of the Lease (A) in, on or about the Premises, except to the extent arising out of, by reason of or in connection with the negligence of the person or entity seeking indemnification or (B) resulting from the condition of the Premises; and (ii) the violation by Tenant during the term of this Lease of any law affecting the use or occupancy of the Premises including, without limitation, the Americans With Disabilities Act.

          (b) Tenant, on behalf of itself and all persons and entities claiming through Tenant, waives all claims against Landlord, any Landlord Affiliate and Landlord's Lender for damage to any property or injury to, or death of, any person in, upon, or about the Premises arising at any time and from any cause (including, without limitation, fire, explosion, falling plaster, escaping steam or gas, electricity, water, rain, snow, flood or leaks from any part of the Premises or from the pipes, appliances, plumbing works, roof or subsurface of any floor or ceiling, or from the street or any other place), and also (without limitation) arising from the condition of the Premises or the presence of mold, fungi or any other hazardous or toxic substance in, on or about the Premises, except to the extent arising out of, by reason of or in connection with the affirmative actions or willful misconduct of the person or entity seeking the benefit of the provisions of this subparagraph (b).

          (c) Tenant agrees that neither Landlord, nor any Landlord Affiliate, nor Landlord's Lender will be liable or in any way responsible for, and Tenant waives all claims against, and, with respect to claims by Tenant's shareholders, directors, officers, employees, customers, invitees and licensees, agrees to indemnify and hold harmless, Landlord, its Landlord Affiliates and Landlord's Lender for any loss, injury or damage suffered by Tenant or others relating to
(i) loss or theft of, or damage to, property of Tenant or others during the term of this Lease, except to the extent arising out of the affirmative actions or willful misconduct of the person or entity seeking the benefit of the provisions of this subparagraph 22(c); or (ii) damage caused by the public or by construction of any private or public work, except to the extent arising out of the affirmative actions or willful misconduct of the person or entity seeking the benefits of this subparagraph 22(c).

          (d) Neither Landlord, its Landlord Affiliates nor Landlord's Lender will be liable or in any way responsible to Tenant for, and Tenant waives all claims against, and, with respect to claims by Tenant's shareholders, directors, officers, employees, customers, invitees and licensees, agrees to indemnify and hold harmless, Landlord, its Landlord Affiliates and Landlord's Lender for, any loss, injury or damage that is insured or required to be insured by Tenant under
Section 5 of this Lease.

          (e) The term "Landlord Affiliate" shall mean any shareholder, officer, director, member, manager, partner or "Affiliate" (as herein defined) of Landlord. The term "Affiliate" shall mean any corporation, limited liability company, limited partnership, general partnership or other entity controlled by, controlling or under common control, directly or indirectly, with Landlord or any shareholder, officer, director, member, manager or partner of Landlord. The term "control" and the derivations thereof used herein shall have the same meanings as are ascribed thereto in the Securities Act of 1933, as amended from time to time, and the Regulations promulgated thereunder, as amended from time to time.

          (f) The provisions of this Paragraph shall survive the termination or expiration of the term of this Lease.

     23. Signage. Tenant shall not install any signage on the Premises; however, Tenant shall be permitted to keep any signage in effect on the Effective Date, so long as such signs shall be installed and maintained in compliance with applicable governmental laws, ordinances, rules and regulations and all private recorded covenants governing such signs.

     24. Attorneys' Fees. In the event that either party is required to enforce the provisions of this Lease, such party, if it prevails, shall be entitled to receive from the other party all costs and expenses incurred at trial and on appeal in connection with such enforcement, including but not limited to reasonable attorneys' fees.

     25. Parties. "Landlord" as used in this Lease shall include Landlord's assigns and successors in title to the Premises. "Tenant" shall include Tenant and, if this Lease shall be validly assigned or the Premises validly sublet, shall include such assignee or subtenant, its successors and permitted assigns. "Landlord" and "Tenant" shall include male and female, singular and plural, corporation, partnership or individual, as may fit the particular parties.

     26. Holding Over. If Tenant remains in possession of the Premises after expiration of the term of this Lease, with Landlord's acquiescence and without any distinct agreement of parties, Tenant shall be a tenant at will at a rental rate equal to (A) for the first two (2) months of holding over, 125% of the rate in effect at the end of this Lease, and (B) thereafter, 150% of the rate in effect at the end of this Lease; there shall be no renewal of this Lease by operation of law.

     27. Sale by Landlord. In the event of any "Transfer" (as herein defined) by Landlord of its interest in and to the Premises, all obligations under this Lease of the "Transferor" (as herein defined) shall, to the extent assumed by the "Transferee" (as herein defined), cease and terminate and, to the extent assumed by the Transferee, Tenant releases the Transferor from same, and, to the extent assumed by the Transferee, Tenant shall thereafter look only and solely to the Transferee for performance of all of Landlord's duties and obligations under this Lease. The term "Transfer," as used herein, shall mean any sale, conveyance, transfer, assignment or other disposition; "Transferor," as used herein shall mean the party carrying out the Transfer; and "Transferee," as used herein, shall mean the person or entity to whom or which the Premises were Transferred.

     28. Surrender of the Premises. At the expiration or earlier termination of the term of this Lease, Tenant shall surrender the Premises to Landlord in as good condition and repair as it exists on the Effective Date, broom clean, but subject to normal wear and tear and casualty or condemnation.

     29. Notices. Any notice, demand, request or other communication required or permitted to be given hereunder (a "notice") shall be in writing and either (i) delivered by a commercial courier service ("Courier"), (ii) sent by U.S. Certified or Registered Mail, return receipt requested, postage prepaid ("U.S. Mail"), or (iii) sent by a nationally recognized overnight delivery service such as Federal Express, UPS or a similar service ("Overnight Courier"), or (iv) sent by fax ("Fax"), to the party being given such notice at the following addresses:

     Tenant:           Crawford & Company
                       5620 Glenridge Drive, N.E.
                       Atlanta, GA 30328
                       Attn: Jim Connor, Assistant Vice President
                       Telephone: (404) 497-6661
                       Facsimile: (404) 497-6665

     with a copy to    Crawford & Company

                       5620 Glenridge Drive, N.E.
                       Atlanta, GA 30328
                       Attn: Allen W. Nelson
                       Telephone: (404) 847-4550
                       Facsimile: (404) 847-4066

     Landlord:         3348 Peachtree Road
                       Suite 250
                       Atlanta, Georgia 30326
                       Attn: Kent S. Levenson
                       Telephone: (404) 442-7888
                       Facsimile: (404) 442-7999

     with a copy to:   Marks & Williams, LLC
                       Two Midtown Plaza, Suite 1150
                       1349 West Peachtree Street
                       Atlanta, GA 30309
                       Attn: Randolph A. Marks, Esq.
                       Telephone: (404) 892-3999
                       Facsimile: (404) 892-2824

All notices shall be effective (and the time period in which a response to any notice must be given, if any, shall commence to run on such effective date) depending on the form of delivery, as follows: (i) if delivered by a Courier, on the date of receipt, or (ii) if sent by Mail, three (3) business days after being deposited in the United States Mail, or (iii) if sent by an Overnight Courier, on the date of receipt, or (iv) if sent by Fax, on the date that the transmitting machine generates a report showing receipt by the addressee (provided, however, that in the event of a notice sent by Fax, the sending party shall, within one (1) business day after sending the notice by Fax, also send a copy of the notice by another approved method). Rejection or failure to claim delivery of any such notice, or the inability to deliver because of changed address of which no notice was given, shall be deemed to be receipt of the notice sent as of the date of attempted delivery by a Courier, the date of deposit in the Mail or the date of attempted delivery by an Overnight Courier, as the case may be. By giving at least ten (10) days written notice thereof, any party shall have the right from time to time and at any time to change their respective addresses.

     30. Covenant of Quiet Enjoyment. So long as Tenant observes and performs the covenants and agreements contained herein to be observed and performed by Tenant, Landlord covenants and agrees that Tenant shall at all times during the term of this Lease peacefully and quietly have and enjoy possession of the Premises, but always subject to the terms hereof.

     31. Subordination and Attornment. Tenant agrees that this Lease shall be subject and subordinate to all security deeds ("Mortgages") now or hereafter encumbering all or any portion of the Premises, provided that Tenant receives an agreement from the holder of any such Mortgage providing that this Lease and Tenant's rights hereunder shall not be divested or in any way affected by any foreclosure or other default proceedings thereunder so long as there exists no Event of Default under the terms of this Lease. Tenant shall at any time hereafter, on demand of Landlord or the holder of any Mortgage, execute any instruments which may reasonably be required by such party for the purpose of evidencing such subordination of this Lease to the lien or security interest of such party. Tenant shall, upon demand, at any time or times, execute, acknowledge and deliver to Landlord or the holder of any Mortgage, without expense, any and all documents, in form and substance reasonably acceptable to Tenant, that may be necessary to make this Lease superior to the lien of the Mortgage. If the holder of any Mortgage shall hereafter succeed to the rights of Landlord under this Lease, Tenant shall, at such holder's request, attorn to and recognize such successor as Tenant's landlord under this Lease. Tenant shall promptly execute, acknowledge and deliver any instrument that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor Landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

     32. Estoppel Certificate. At any time and from time to time, Tenant, on or before the date specified in a request therefor made by Landlord, which date shall not be earlier than ten (10) days from the making of such request, shall execute, acknowledge and deliver to Landlord a certificate evidencing whether or not (i) this Lease is in full force and effect; (ii) this Lease has been amended in any way; (iii) there are any existing defaults on the part of Landlord hereunder, to the knowledge of Tenant, and specifying the nature of such defaults, if any; (iv) the date to which rent and other amounts due hereunder, if any, have been paid; and (v) such other matters as may reasonably be requested by Landlord. Each certificate delivered pursuant to this Paragraph may be relied on by any prospective purchaser of all or any portion of the Premises or transferee of Landlord's interest hereunder or by any holder of any Mortgage now or hereafter encumbering all or any portion of the Premises.

     33. Governmental Regulations. Tenant agrees, at its sole cost, risk, expense and liability, to promptly comply with all requirements of any legally constituted public authority relating to Tenant's use or occupancy of the Premises; provided, however, Tenant shall have no obligation to make any alterations to the structural portions of the Premises required by any such legal requirements except to the extent such alterations are legally required in connection with Tenant's continued use and occupancy of the Premises. In the event of a violation of any such requirement that requires Tenant to vacate, Tenant shall continue to pay rent, including without limitation Base Rent, for the remainder of the term of this Lease. If Tenant remains in the Premises, Tenant shall be responsible, at its cost, for compliance with all such legal requirements relating to its specific use and occupancy of the Premises.

     34. Successors and Assigns. The provisions of this Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors, heirs, legal representatives and assigns.

     35. Limitation of Liability. Landlord's obligations and liability to Tenant with respect to this Lease shall be limited solely to Landlord's interest in the Premises.

     36. Net Lease. This Lease shall be deemed and construed to be a "net lease" and, except as herein otherwise expressly provided, the Landlord shall receive all rent and all other payments hereunder to be made by the Tenant free from any charges, assessments, impositions, expenses or deductions. Nothing herein contained shall be construed to require Tenant to pay any inheritance, franchise, corporation, income or excess profits taxes, or surtax imposed upon Landlord or upon the legal representatives, successors or assigns of any of them, or any sums that may be necessary to avoid a default on any Mortgage which may at any time be placed upon the Premises.

     37. Brokerage. Richard Bowers & Co. ("Tenant's Broker") has represented Tenant in connection with this Lease, and has not represented Landlord. Easlan Capital of Atlanta, Inc. ("Landlord's Broker") has represented Landlord in connection with this Lease, and has not represented Tenant. Tenant shall be responsible to pay Tenant's Broker the compensation, if any, due in connection with this Lease. Landlord shall be responsible to pay Landlord's Broker the compensation, if any, due in connection with this Lease. Landlord and Tenant represent and warrant to each other that no other person or entity is entitled to a commission, fee or other compensation as a result of this Lease, and each party agrees to indemnify and hold the other party harmless from and against any claim, demand, suit, action, cause of action, liability, obligation or expense (including reasonable attorney's fees actually incurred at trial and on appeal) which such party has incurred or paid as a result of the breach by the indemnifying party of the foregoing representation and warranty. The provisions of this Paragraph shall survive the expiration or termination of this Lease.

     38. Hazardous Substances. Tenant covenants and agrees that during the term of this Lease it shall not cause any Hazardous Substances (as hereinafter defined) to be generated, used, treated, stored, released or disposed of in, on, at, or under the Premises without Landlord's prior written consent. Tenant further covenants and agrees to indemnify Landlord for any loss, cost, damage, liability or expense (including, without limitation, attorneys' fees), as well as environmental impairment damages, that Landlord might ever incur because of Tenant's failure to comply with the provisions of the immediately preceding sentence, this indemnification to survive the expiration or other termination of this Lease. For the purposes of the Paragraph, Hazardous Substances shall mean and refer to (i) all those substances, elements, materials, compounds or wastes defined or classified as hazardous or restricted under any governmental requirement; (ii) petroleum products, including, without limitation, waste oils;
(iii) "asbestos," as defined in 29 C.F.R. Sec. 1910.1001 et seq. (or analogous regulations promulgated under the Occupational Safety and Health Act of 1970, as amended from time to time, and the regulations promulgated thereunder); (iv) "PCBs," as defined in 40 C.F.R. Sec. 761 et seq., and "TCDD," as defined in 40 C.F.R. Sec. 775 et seq. (or in either case analogous regulations promulgated under the Toxic Substances Control Act, as amended from time to time); and (v) any other substance, element, material or compound defined or restricted as a hazardous, toxic, radioactive or dangerous substance, material or waste by the Environmental Protection Agency or by any other ordinance, statute, law, code, or regulation of any federal, state or local governmental entity or any agency, department or other subdivision thereof, whether now or later enacted, issued, or promulgated. Notwithstanding any other provision contained herein to the contrary, Landlord acknowledges and agrees that Tenant, in its capacity as Tenant under this Lease, shall have no liability or responsibility whatsoever for any pre-existing environmental conditions (i.e. conditions existing as of the Effective Date) with respect to the Premises.

     39. Tenant's Covenants.

          (a) Tenant covenants and agrees with Landlord that on or before the expiration or termination of this Lease, Tenant will terminate all management, service, equipment, supply, maintenance, security, concession or other agreements with respect to or affecting the Premises ("Service Contracts"). Tenant shall be responsible for all termination fees payable under the Service Contracts. The provisions of this subparagraph shall survive the expiration or termination of this Lease.

          (b) Tenant will give prompt written notice to Landlord of (i) any notice or allegation of violation of any laws, ordinances, rules or regulations with respect to the Premises received by Tenant, (ii) any suit, judgment or other proceeding filed, entered or threatened with respect to the Premises or Tenant's use thereof, or (iii) any actual or contemplated changes in the zoning of the Premises or any other requirements which would adversely affect the use of the Premises of which Tenant becomes aware. In addition, Tenant shall use reasonable efforts to advise Landlord of any event or change in any condition of the Premises which adversely affects the use, operation, or maintenance of the Premises and of which Tenant becomes aware.

     40. Miscellaneous. Time is of the essence of this Lease. This Lease contains the entire agreement of Landlord and Tenant and no representations or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. This Lease may not be amended other than in a writing signed by Landlord and Tenant. No failure of Landlord or Tenant to exercise any power given either party hereunder, or to insist upon strict compliance by Tenant of any obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of either party's right to demand exact compliance with the terms hereof. If any clause or provision of this Lease is illegal, invalid or unenforceable under applicable present or future laws or regulations effective during the term of this Lease, the remainder of this Lease shall not be affected. In lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable. This Lease shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State where the Premises are located.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed, under seal, in their respective names and on their behalf by their duly authorized officials, the day and year indicated below.

                                        LANDLORD:


                                        ----------------------------------------

                                        Date of Execution by Landlord:
                                                                       ---------


                                        TENANT:

                                        CRAWFORD & COMPANY


                                        By:
                                            ------------------------------------
                                                                     , President
                                            -------------------------

                                        Attest:
                                                --------------------------------
                                                                     , Secretary
                                                ---------------------

                                                    [CORPORATE SEAL]

                                        Date of Execution by Tenant:
                                                                     -----------